SCHEDULE 14A - INFORMATION REQUIRED IN PROXY
                                 STATEMENT

                         Schedule 14A Information

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant  [  X  ]
Filed by a Party other than the Registrant   [    ]
Check the appropriate box:
[    ]    Preliminary Proxy Statement
[  X ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to section 240.-14a-11(c)
           or section 240.14a-12



                      HUDSON'S GRILL OF AMERICA, INC.
             (Name of Registrant as Specified in its Charter)



                      HUDSON'S GRILL OF AMERICA, INC.
                (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check the appropriate box):
[  X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).
[    ]    $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
[    ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

(1)  Title of each class of securities to which transaction applies:
N/A
(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:


     Set forth the amount on which the filing fee is calculated and state how it was determined.

[    ]    Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.

(3)  Filing Party:
(4)  Date Filed:


                     HUDSON'S GRILL OF AMERICA, INC.
                           16970 DALLAS PARKWAY
                                 SUITE 402
                           DALLAS, TEXAS  75248

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of HUDSON'S GRILL OF AMERICA, INC. (the "Company"), will be held at the Hudson's Grill restaurant located at Carrollton Value Center at Old Denton Drive and Trinity Mills (2540 Old Denton Drive, Suite 314), Carrollton, Texas, on May 29, 1998, at 10:00 a.m. to act upon the following proposals:

1.   To elect three (3) directors;

2.   To ratify the selection of independent auditors;

3. To ratify and to approve the creation of a subsidiary to which most of the Company's assets have been transferred and the possible registration and distribution of the subsidiary's stock to the shareholders of the Company; and

4. To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Details relating to the above matters are set forth in the attached Proxy Statement. Your management is not aware of any other matters to come before the meeting. The Board of Directors has fixed the close of business on April 17, 1998, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting.

     You are urged to fill in, date, sign and promptly return the Proxy in the enclosed addressed envelope to which no postage need be affixed if mailed in the United States. If you do not attend the Annual Meeting, you may supersede your executed Proxy prior to voting by filing a Proxy bearing a later date, by filing a written revocation of the Proxy or by attending the meeting and voting in person. In order to be valid, the enclosed Proxy (or any new proxy or proxy revocation) must be received by the Secretary not later than 10:00 a.m., May 29, 1998.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                        Mitzy Ferguson
                                        Secretary


Dallas, Texas
May 6, 1998
                              PROXY STATEMENT

                      HUDSON'S GRILL OF AMERICA, INC.
                           16970 DALLAS PARKWAY
                                 SUITE 402
                           DALLAS, TEXAS  75248

                            GENERAL INFORMATION


     The enclosed Proxy is solicited by the Board of Directors (the "Board") of HUDSON'S GRILL OF AMERICA, INC. (the "Company").

     This Proxy Statement is furnished in connection with the solicitation of the Proxies by the Company to be voted at its Annual Meeting of Shareholders to be held May 29, 1998, and at any adjournment and postponement thereof.
The Annual Meeting is to be held at 10:00 a.m. at the Hudson's Grill restaurant at the True Value Center at Old Denton Drive and Trinity Mills (2540 Old Denton Drive, Suite 314), Carrollton, Texas.

     A person giving the Proxy may revoke it at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, attending the meeting and voting in person, or filing a duly executed Proxy bearing a later date with the Secretary. The mailing to shareholders of this Proxy Statement and the enclosed form of Proxy will commence on or about May 8, 1998.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith, will be paid by the Company. Officers and employees of the Company may communicate with shareholders personally or by mail, telegraph, telephone or otherwise, for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares, in which case they will be reimbursed for their expenses.

     Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of directors herewith named, for the ratification of the Company's selection of Hein + Associates, LLP, as independent auditors for the Company, and for the ratification of the creation and spinning off of a subsidiary to the shareholders of the Company.

                               VOTING SHARES

     Shareholders of record as of the close of business on April 17, 1998, will be entitled to vote at the Annual Meeting and at any adjournments thereof. At such date there were Six Million, Fifty-Six Thousand, Nine Hundred Eighty Six (6,056,986) shares of Common Stock. Each shareholder of record is entitled to one (1) vote for each share of stock owned, except that shareholders may have cumulative voting rights with respect to the election of directors. See "Cumulative Voting."

                             CUMULATIVE VOTING

     Pursuant to California law, no shareholder may cumulate votes unless the candidate's or candidates' name(s) for which such votes are to be cast have been placed in nomination prior to the voting and a shareholder who is present in person at the Annual Meeting has given notice at the Annual Meeting and prior to voting of the shareholder's intention to cumulate the shareholder's votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give such notice nor to cumulate the votes it may hold pursuant to the proxies solicited hereby, unless the required notice by a shareholder is given in proper form at the Annual Meeting, in which instance management intends to cumulatively vote all the proxies held by it in favor of the nominees for office as set forth herein in such a way as to maximize the possibility that the nominees will be elected.

     In the event cumulative voting shall be utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected (three) multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder desires. The three (3) candidates receiving the highest number of votes are elected.

                          COMMITTEES OF THE BOARD

     The Board held five meetings during fiscal 1997. Each incumbent director during the fiscal year ended December 28, 1997, attended more than seventy-five percent (75%) of all meetings of the Board during the time he was a member and of the Committees of which he was a member.

     The Board does not have an Audit Committee . The whole board acts as an audit committee and whenever necessary supervises and reviews the fiscal and accounting procedures and practices of the Company, and reviews the audit and financial statements with the Company's independent accountants.

     The Board does not have a Nominating Committee, and it does not have a Compensation Committee. Nominees may be recommended to the Board in writing by any shareholder. Compensation matters are considered by the whole Board of Directors.

     Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director, or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board may designate or, in the absence of such designation, for a nominee selected by the persons named in the enclosed form of Proxy, or, if there is no qualified nominee willing to serve, the position will be left vacant.

     Certain information concerning the director nominees is set forth below:

Name                     Age       Position
DAVID L. OSBORN          50        Chairman of the Board,
                                   President & Chief Executive Officer

THOMAS A. SACCO          44        Senior Vice President

ROBERT W. FISCHER        47        Director

     David L. Osborn was elected as a Director in May 1990 and has served continuously since then. He was elected Chairman of the Board, President and Chief Executive Officer in August 1993. Since 1988, Mr. Osborn has been the Chief Executive Officer of Southpoint Management Corporation, which owns and operates restaurants, and is Chief Executive Officer of Famous Bars, Grills
& Cafes of America, Inc., which has been a franchisee of Hudson's Grill. He is also a partner in D.A.C. Associates, which has been a franchisee of Hudson's Grill since 1986, and he is a partner in Wood, Osborn and Osborn, which is the landlord of the premises that the Company leases as its headquarters.

     Thomas A. Sacco was elected Senior Vice President of the Company in May 1995. He has been a director since 1996. In addition, he currently serves as Chairman of the Board of Directors of Triangle Food Service Corporation, which operates 11 cafeterias and is based in Dallas, Texas. From 1988 to 1993 he was associated with WesterN SizzliN Steakhouses, where he was Vice President-Operations and then President and Chief Operations Officer of its Canadian operations. From 1993 to 1995, he was Director of Operations for Country Harvest Buffet.

     Robert W. Fischer was elected a director in 1997. He is a partner in Fischer & Sanger, attorneys, in Dallas, Texas. He has practiced law for the last twenty years in the State of Texas and has been an outside counsel for the Company for the last five years.

     No director currently receives any direct compensation as a director, except for reimbursement of expenses. Mr. Sacco is the principal owner of Dalms, which the Company has paid $117,715.44 for consulting work (mostly performed by Mr. Sacco), and travel and related expenses (mostly incurred by Mr. Sacco). This consulting agreement was terminated on December 31, 1997. Mr. Sacco continues to consult with the Company on behalf of Dalms, Inc., but the consulting fees are based on the franchise fee paid by new franchisees signed by him.

     All directors are elected for a term of one (1) year and serve until their successors have been duly elected and qualified.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the shares of Common Stock beneficially owned, directly or indirectly, by (i) persons owning, to the Company's knowledge, five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, and
(iii) all directors and executive officers of the Company as a group, in each case as of December 28, 1997.

                                   Number of
                                   Shares              Percentage of
                                   Beneficially        Total Shares
Name and Address                   Owned               Outstanding

Directors/Officers:

DAVID L. OSBORN                    1,956,368 (1)       32.3%
     16970 Dallas Parkway, Suite 402
     Dallas, Texas 75248
THOMAS A. SACCO                    2,000     (2)       0.0%
     16970 Dallas Parkway, Suite 402
     Dallas, Texas 75248
ROBERT W. FISCHER                  47,615    (1)       0.7%
     5956 Sherry Lane, Suite 1204
     Dallas, Texas 75225
MITZY FERGUSON                     220       (1)       0.0%
     16970 Dallas Parkway, Suite 402
     Dallas, Texas  75248
JANE TAYLOR                        0                   0.0%
     16970 Dallas Parkway, Suite 402
     Dallas, Texas 75248

All directors and executive
     officers as a group
     (4 persons)                   2,006,203           33.1%

Others Owning 5% or More
Of the Company's Common Stock:

ANTHONY B. DUNCAN                  1,044,311 (1)       17.2%
     10732 Alta Lomo
     El Paso, TX 79935
CLIFFORD J. OSBORN                 745,618   (1)       12.3%
     5581 East Finisterra Drive
     Tucson, Arizona  85715
D. MARION WOOD                     513,895   (1)       8.5%
     16970 Dallas Parkway, Suite 500
     Dallas, TX 75248
 ROY J. MILLENDER, JR.             500,000   (1)       8.3%
     129 Calle Bello
     Santa Barbara, CA 93108
CHARLES L. BOPPELL                 495,556   (1)       8.1%
     1010 Hot Springs Road
     Santa Barbara, CA 93108
TRAVIS B.  BRYANT                  4,000,000 (3)       37.5%
     Big Sur, California

(1)  Shared voting and investment power is held for these shares.

(2) Mr. Sacco received options to purchase 400,000 shares of the Company's stock in May 1995. On May 1, 1995, an option to purchase 100,000 of these shares vested; on May 1, 1996, an option to purchase another 100,000 of these shares also vested; on May 1, 1997, an option to purchase another 100,000 of these shares vested; and the remaining options to purchase 100,000 shares were terminated on December 31, 1997. As of December 28, 1997, Mr. Sacco owned 300 shares of the Company's stock, and 1,700 are in various custodial accounts controlled by him for the benefit of his relatives.

(3) In 1994 Mr. Bryant received warrants for the purchase of 4,000,000 shares of the Company's stock in exchange for the restructuring and cancellation of obligations owed by the Company to Mr. Bryant. These warrants terminate in 2004 and have an exercise price of $0.0625 per share. Currently none of these warrants have been exercised.

     In August 1993, David L. Osborn purchased control of the Company from Roy J. Millender, Jr. Mr. Osborn bought 2,679,000 shares of common stock from Mr. Millender for $1 (paid by Mr. Osborn without any financing) and Mr. Osborn's efforts to revitalize and reorganize the Company. Prior to this purchase, Mr. Osborn beneficially owned, either directly, indirectly or through a voting trust, 1,398,652 shares of stock, of which 913,235 shares were in a voting trust that terminated May 4, 1994. On August 28, 1995, Mr. Osborn distributed 1,297,000 shares to certain parties to whom he had promised shares without receiving any monetary consideration for the transfer. D. Marion Wood received 505,000 shares from Mr. Osborn; Clifford
J. Osborn received 200,000 shares; and Anthony B. Duncan received 592,000 shares. As of December 29, 1996, Mr. Osborn was the beneficial owner of 1,956,368 shares of stock, which is 32.3% of the Company's outstanding shares. Mr. Osborn directly owns 1,439,856 shares of stock, which is 23.8% of the Company's outstanding shares.

     Effective January 27, 1994, the Company, as part of an agreement to reduce its secured debt, agreed with Travis Bryant, its largest creditor, to grant Mr. Bryant a stock warrant for four (4) million shares exercisable at a price of one-sixteenth (1/16th) of a dollar for a period of ten (10) years. In exchange, Mr. Bryant forgave most of the Company's secured debt owed to him. If Mr. Bryant exercises a substantial portion of his stock warrant, he could become the Company's largest shareholder; in addition, Mr. Osborn's control of the Company would be greatly reduced.

                   REMUNERATION AND RELATED INFORMATION

     The following table sets forth for the year ended December 28, 1997, certain information as to each of the Company's five (5) most highly compensated executive officers and as to all executive officers as a group:

                        SUMMARY COMPENSATION TABLE

                                       Annual Compensation      Other Annual
                                                                Compensation
                                  Salary ($)      Bonus ($)      ($)
Name and
Principal        Year
Position
(a)              (b)                     (c)            (d)             (e)
David L. Osborn  1997                   0(1)              0               0
President        1996                   0(1)              0               0
CEO              1995                   0(1)              0               0

Thomas A. Sacco  1997                   0(2)              0               0
Senior Vice      1996                1000(2)              0               0
President        1995                1000(2)              0               0

Mitzy Ferguson   1997              18,900(1)              0               0
Secretary        1996              36,000(1)              0               0
                 1995                 47,500              0               0

Jane Taylor      1997              20,535(1)              0               0
Treasurer        1996              12,895(1)              0               0
                 1995                      0              0               0

All executive                         39,435              0               0
officers as a
group (4
persons)



                   SUMMARY COMPENSATION TABLE, Continued

                                Long Term Compensation
                            Restricted     Securities    LTIP       Other
                            Stock          Underlying    Payouts    Annual
                            Awards($)      Options/SARs  ($)        Compensa
                                             (#)                    tion ($)
Name and
Principal        Year
Position
(a)               (b)               (f)           (g)        (h)        (i)
David L. Osborn  1997              0(1)             0          0          0
President        1996              0(1)             0          0          0
CEO              1995              0(1)             0          0          0

Thomas A. Sacco  1997              0(2)       100,000          0          0
Senior Vice      1996              0(2)       100,000          0          0
President        1995              0(2)       100,000          0          0

Mitzy Ferguson   1997              0(1)             0          0          0
Secretary        1996              0(1)             0          0          0
                 1995                 0             0          0          0

Jane Taylor      1997              0(1)             0          0          0
Treasurer        1996                 0             0          0          0
                 1995                 0             0          0          0

All executive
officers as a
group (4                              0       100,000          0          0
persons)




                 Option/SAR Grants in the Last Fiscal Year
                            (Individual Grants)

                 Number of     Percent of
                 Securities        total
                 underlying    options/SARs    Exercise or
                options/SARs    granted to     base price
     Name        granted (#)   employees in      ($/Sh)       Expiration
      (a)            (b)        fiscal year        (d)           date
                                    (c)                           (e)
David L.
Osborn,
President,
CEO

Thomas A.              100,000          100.0           .14         5/1/03
Sacco,
Sr.  V.P.

Mitzy
Ferguson,
Secretary

Jane Taylor,
Treasurer

All executive          100,000                           .14
officers as a
group (4
persons)



              Aggregated Option/SAR Exercises in Last Fiscal
                     Year and FY-End Option/SAR Values

                                                                                                                    Number of
                                               securities      Value of
                                               underlying     unexercised
                                               unexercised   in-the-money
                                              options/SARs   options/SARs
                   Shares                     at FY-end (#)  at FY-end ($)
                 acquired on       Value      exercisable/u  exercisable/u
Name            exercise (#)   realized ($)   n-exercisable  n-exercisable
(a)                  (b)            (c)            (d)            (e)

David L.
Osborn,
President,
CEO

Thomas A.                                           300,000/              0
Sacco,                                                     0
Sr.  V.P.

Mitzy
Ferguson,
Secretary

Jane Taylor,
Treasurer

All executive                                       300,000/
officers as a                                              0
group (4
persons)


(1) Mr. Osborn and/or companies affiliated with him were reimbursed for travel expenses incurred on behalf of the Company, but received no remuneration for his work. In 1997 he or his affiliated companies were reimbursed $4,248.27 for his travel. Ms. Ferguson was reimbursed $2,779.21 for her travel expenses, and Ms. Taylor was reimbursed $730.14 for her travel expenses.

(2) Mr. Sacco works for Dalms, Inc., which was paid consulting fees to provide his services to the Company. In 1997, Dalms, Inc., was paid $117,715.44 for Mr. Sacco's services and travel. In addition, over a period from 1995 to 1997 Mr. Sacco received vested options to purchase 300,000 shares of the Company's common stock. The vested options are exercisable at the market price as of the date of their granting.

     Under the Company's Amended and Restated Incentive Stock Option Plan adopted in 1989, and approved by the shareholders (the "Plan"), the Company is authorized to grant options to selected officers and employees to purchase up to an aggregate of Eight Hundred Twenty Five Thousand (825,000) shares of Common Stock. As of December 28, 1997, there were no outstanding options to purchase shares of Common Stock under the Plan. Under the terms of the Plan, options are granted at not less than the fair market value on the date of grant, become exercisable in increments of twenty percent (20%) per year for each year of employment after the date of grant (except the final twenty percent (20%) increment becomes exercisable four (4) years and six (6) months after the date of the grant) and remain exercisable for a period of five (5) years from the date of grant. The options terminate once employment terminates.

                           CERTAIN TRANSACTIONS

     As of February 1994, the Company's headquarters were moved from California to Dallas, Texas. The Company is now leasing space for its headquarters from Wood, Osborn and Osborn, a company partially owned by David Osborn, one of the Company's directors, for $1,440 per month plus its share of utilities expenses. The Company considers this rental a fair market value for the space it is renting. This space is in the same office building that leases space to the Company's President and the companies controlled by him, including companies that are franchisees of the Company; thus the management of the Company is more efficient because its executives work near the headquarters, and travel costs are reduced.

     Mr. David L. Osborn is affiliated with Southpoint Management Corporation, DAC Associates and Famous Bars, Grills & Cafes of America, Inc. ("FGA"). These companies, in turn, are affiliated with owning and operating several Hudson's restaurants in Texas, which are franchises granted by the Company. During the past year, these companies paid no franchise fees to the Company, and did not purchase any new franchises. The franchise agreement for Texas was entered into before Mr. Osborn became involved in the management of the Company, and that agreement provides that Mr. Osborn does not have to pay royalties. In March 1997, FGA agreed to assign most of its exclusive franchise rights to Texas to a company controlled by Mr. Travis Bryant. Mr. Bryant's company will have the rights to develop Hudson's Grills in Texas, excluding areas in or around El Paso, Austin and Dallas/Fort Worth. Mr. Bryant has more capital available to him than FGA does, and thus, FGA and Mr. Bryant decided that Mr. Bryant would be able to develop these markets more rapidly. In November 1997, Mr. Osborn transferred his interest in two Hudson's Grills in El Paso, Texas, to Anthony Duncan, who is affiliated with the same companies that Mr. Osborn is.




                              PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
ELECTION OF THE THREE(3) NOMINEES FOR DIRECTORS NAMED IN THIS
PROXY STATEMENT.

     Three (3) directors are to be elected, with each director to hold office until the next Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed Proxy have been designated by management and intend to vote for the election of the three persons named as nominees in this proxy statement ("Nominees"), except where authority is withheld by the shareholder or specifically requested to be voted for someone else. If no one is written in to be voted for as a director who is willing to serve and no vote is specifically withheld, then the persons holding the proxies will vote for the three Nominees. If one person other than a Nominee is voted for on the proxy, then the persons holding the proxy will vote for the one requested person, provided he(she) is willing to serve as a director, and will decide which of the three Nominees
to vote for.   If two persons are voted for on the proxy, then the person's holding the proxy will vote for the two requested persons, provided they are willing to serve as a director, and will decide which of the three Nominees to vote for. If three persons other than Nominees are voted for on the proxy, then the persons holding the proxy will vote for the three requested persons, provided they are willing to serve as a director. If more than three persons are voted for on the proxy, then the persons holding the proxies will vote for the Nominees regardless of those requested.

                              PROPOSAL NO. 2
                     RATIFICATION OF THE SELECTION OF
                            INDEPENDENT AUDITORS

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

     Hein + Associates, LLP, has been selected as the Company's independent auditors for the fiscal year ending December 27, 1998. This firm served as the Company's independent auditors for the period ended December 28, 1997.

                              PROPOSAL NO. 3
          PROPOSAL TO RATIFY THE CREATION OF A SUBSIDIARY AND THE
      TRANSFER OF MOST OF THE COMPANY'S ASSETS TO THE SUBSIDIARY AND
          TO ADOPT A PLAN TO REGISTER THE SUBSIDIARY'S STOCK AND
                DISTRIBUTE IT TO THE COMPANY'S SHAREHOLDERS

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

DESCRIPTION OF THE PROPOSED AMENDMENT AND VOTE REQUIRED

     On March 17, 1998, the Board of Directors unanimously adopted resolutions approving a proposal of a plan to ratify the creation of a subsidiary named Hudson's Grill International, Inc., a Texas corporation, and
the transfer of most of the Company's assets to the subsidiary.   The plan
would also involve the possible registration of the stock of the subsidiary if the directors elect to do so and if funds permit, and, whether or not the stock is registered, the distribution of the stock of the subsidiary to the then existing shareholders of the Company according to a ratio to be set by the directors.

     The affirmative vote of the holders of a two-thirds majority of the outstanding shares of Common Stock of the Company is required to approve the proposed amendment.

PURPOSES AND EFFECTS OF AUTHORIZING THE ISSUANCE OF PREFERRED STOCK

     The directors may decide to issue shares of the subsidiary to the Company's shareholders according to a ratio that might not be one to one.
For example, they might decide to distribute one share of the subsidiary for every 500 shares owned of the Company's stock. Although most shareholdings will remain approximately the same relative to each other, those shareholders holding less than 500 shares or having a total of shares that is not a multiple of 500, would end up with fractional shares. If the directors vote to distribute the subsidiary's stock in such a way, then the subsidiary would purchase such fractional shares according to the laws applicable to such purchase. In this example, those shareholders holding less than 500 shares would not become shareholders of the subsidiary. Instead, they would receive some compensation for the value of their fractional share. Depending on the ratio voted by the directors, many current shareholders may not become shareholders of the subsidiary.

     In spinning the subsidiary off in such a way, the Company can essentially move its corporate home to Texas, change its name to reflect a more international scope, escape the burdens of being incorporated in California, and have a fresh start, too. The resulting entity may become a private company, which would save the subsidiary the expenses associated with being a public company.

      Granting the Company authority to execute this plan will not cost the Company, except to the extent that its subsidiary incurs stock transfer agent's fees to distribute the subsidiary's stock, and if the subsidiary's stock is registered, then to the extent of legal fees, filing fees and accounting fees incurred in the registration process. In order that the Company essentially get a fresh start in another state through the spinning off of the subsidiary with most of the Company's assets, the Directors proposed the matter be put to a vote and recommend that the shareholders of the Company vote for the above proposed plan.


                      INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has invited its accountants from Hein + Associates, LLP, to be present at the Annual Meeting; therefore they may be present. If a representative of Hein + Associates, LLP, is present at the Annual Meeting of Shareholders, the representative will be allowed to answer appropriate questions, and will be afforded an opportunity to make a statement if so desired. Prior to the appointment in December 1993 of Hein + Associates, LLP, Deloitte & Touche was dismissed in December 1993 as the Company's accountants and replaced by Hein + Associates, LLP. Neither of Deloitte & Touche's reports for the previous two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. The Audit Committee of the Board of Directors recommended to the Board that Hein + Associates, LLP, be hired instead of Deloitte & Touche, and the Directors so decided. The Company did not have any disagreements with Deloitte & Touche about any accounting matters, financial statement disclosure, or scope of audit or procedure. Prior to hiring Hein + Associates, LLP, the Company had not contacted them about what types of opinions they might make about the Company's financial statements or about any specific transactions.

                   COMPLIANCE WITH SECTION 16(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that filing requirements applicable to its officers and directors were complied with during the 1997 fiscal year.

                DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1999

     Stockholder proposals to be presented at the 1999 Annual Meeting must be received by the Company on or before February 1, 1999, for inclusion in the proxy statement and form of proxy relating to that meeting.

                               OTHER MATTERS

     Management of the Company does not know of any other matters to be presented for action at the Annual Meeting. However, if any other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their best judgment.

                             OTHER INFORMATION

     The Annual Report to Shareholders of the Company for the year ended December 28, 1997, is mailed herewith to shareholders of record at the close of business on April 17, 1998.

     IF YOU WOULD LIKE A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-KSB, PLEASE CONTACT THE SECRETARY AT (972) 931-9237.


                                        Mitzy Ferguson
                                        Secretary

Dallas, Texas
May 4, 1998

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